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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cyrix Corporation for the sale of $126,500,000 of 5 1/2% Convertible Subordinated Notes due June 1, 2001 and to the incorporation by reference therein of our report dated January 18, 1996, with respect to the consolidated financial statements and schedule of Cyrix Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                    ERNST & YOUNG LLP

Dallas, Texas
August 22, 1996